Exhibit 99.1

G REIT, Inc. 2007 Annual Stockholder Meeting Presented by: Scott D. Peters CEO & President

This document contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are based on certain assumptions and describe future plans, strategies and expectations of us. Actual events and our results of operations could differ materially from those expressed or implied in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include: changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of REITs; interest rates; our ability to service our debt; competition; supply and demand for operating properties in our current market areas; the prospect of a continuing relationship with Triple Net Properties, LLC; predictions of the amount of liquidating distributions to be received by stockholders; statements regarding the timing of asset dispositions and the sales price we will receive for assets; the effect of the liquidation; and litigation, including, without limitation, the investigation by the SEC, of our advisor. Forward-Looking Statements

Management Team Scott D. Peters has served as our Chief Executive Officer and President since September 2004. He also serves as Chief Executive Officer, President and director of NNN Realty Advisors Inc., Chief Executive Officer of Triple Net Properties, LLC, Chief Executive Officer and Chairman of the Board of Directors of NNN Healthcare/Office REIT, Inc. and Executive Vice President and director of NNN Apartment REIT, Inc. Mr. Peters also served as former Senior Vice President and Chief Financial Officer and Director of Golf Trust America, Inc., a publicly traded real estate investment trust, from February 1997 to February 2007. Mr. Peters previously was the Senior Vice President and Chief Financial Officer of Pacific Holding Company/LSR, developer of a master-planned residential community and country club, from September 1992 to June 1996, and Senior Vice President and Chief Financial Officer of Castle & Cooke Properties, Inc., a real estate development subsidiary of Dole Food Company, from February 1988 to August 1992. Courtney A. Brower has served as our Chief Accounting Officer since January 2006. Ms. Brower has also served as financial reporting manager for our Advisor since July 2004, as the Chief Accounting Officer of T REIT, Inc. since December 2006 and as a senior REIT accountant for our Advisor from October 2003 to July 2004. From September 2001 to October 2003, Ms. Brower gained public accounting experience while employed at Deloitte & Touche, LLP. Ms. Brower is a certified public accountant and received her B.A. degree in Business-Economics with a minor in Accounting from the University of California, Los Angeles.

Management Team - (cont'd) Andrea R. Biller has served as our Executive Vice President since December 2005, our Secretary since June 2004, our Advisor's Executive Vice President since January 2007 and as our Advisor's General Counsel since March 2003. She also serves as Executive Vice President, Secretary and General Counsel of NNN Realty Advisors, Inc., Executive Vice President and Secretary of NNN Healthcare/Office REIT, Inc., Secretary of NNN Apartment REIT, Inc., and Secretary of T REIT, Inc. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A. degree in psychology from Washington University, a M.A. degree in psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations. Jack R. Maurer has served as our Executive Vice President since December 2001. Mr. Maurer has also served as Chief Executive Officer and President of T REIT, Inc. since August 2004 and as its Secretary and Treasurer from December 1999 through August 2004. Mr. Maurer has also served as Senior Vice President, Office of the Chairman of NNN Realty Advisors since December 2006. Mr. Maurer served as Chief Financial Officer of our Advisor from April 1998 to December 2001, when he became Financial Principal of NNN Capital Corp. Mr. Maurer has over 33 years of real estate financial management experience, including chief financial officer and controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and Chief Executive Officer of Wescon Properties. Mr. Maurer's previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a B.S. degree in Business Administration - Accounting from California State University at Northridge, California and is a registered general securities principal with the NASD.

Management Team - (cont'd) Talle A. Voorhies has served as our Vice President since December 2001. Ms. Voorhies has served as an Executive Vice President and Secretary of our Advisor since 1998. Ms. Voorhies served as the President of NNN Capital Corp. from April 1998 through February 2005 and as its financial principal from April 1998 through November 2004. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker-Dealer Relations. Ms. Voorhies is a registered financial principal with the NASD.

Independent Directors Gary T. Wescombe has served as a director of our company since December 2001 and as our Chairman of the Board of Directors since April 2007. Mr. Wescombe provides consulting services to various entities in the real estate sector and is a principal of American Oak Properties LLC, a real estate investment company. He is also a director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California. Prior to retiring in 1999, Mr. Wescombe was a partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also serves as a director of NNN Healthcare/Office REIT, Inc. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Gary H. Hunt has served as an independent director of our company since June 2005. Mr. Hunt has served as the managing partner of California Strategies, LLC, a privately held consulting firm in Irvine, California, that works with large homebuilders, real estate companies and government entities since 2001. Prior to serving with California Strategies, Mr. Hunt was the Executive Vice President of The Irvine Company, a 110-year-old privately held company that plans, develops and invests in real estate primarily in Orange County, California, for 25 years. Additionally, Mr. Hunt served on the board of directors and the executive committee of The Irvine Company for 10 years. Some of Mr. Hunt's other work experience includes staff positions with the California State Legislature, U.S. House of Representatives, California Governor Ronald Reagan and Executive Director of the Californian Republican Party. Mr. Hunt is also a director of NNN Realty Advisors, Inc. He also serves on the board of directors of Glenair Inc., The Beckman Foundation and the Irvine Health Foundation. Mr. Hunt holds a J.D. degree from the Irvine University School of Law, California, and teaches courses on business and government at the Graduate School of Management, University of California, Irvine.

Independent Directors - (cont'd) W. Brand Inlow has served as an independent director of our company since April 2002. He is a Principal, Co- Founder, and serves as Director of Acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the Southeast formed in October 2004. Since October 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, Virginia, conducts commercial real estate brokerage. Mr. Inlow is also President of Jessie's Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow also serves as a director of T REIT, Inc. and a director of NNN Apartment REIT, Inc. Mr. Inlow served as President of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through October 2003. From November 1999 to September 2001, he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia. From November 1991 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc., a publicly traded real estate investment trust, as Assistant Vice President and Senior Acquisition Analyst. Edward A. Johnson has served as an independent director of our company since December 2001. Dr. Johnson has served as President of the University of the New West, Phoenix, Arizona since November 2003. Dr. Johnson served as President of Sterling College, a small liberal arts college affiliated with the Presbyterian Church (USA), in Sterling, Kansas, from 1997 to November 2003. From 1992 to 1997, he served as executive director of the Arizona Commission for Postsecondary Education. Dr. Johnson received a B.S. degree in History and Political Science from Morningside College, Sioux City, Iowa in 1973, a J.D. degree from Creighton University School of Law, Omaha, Nebraska and a Ph.D. degree in Higher Education Administration - Law and Education Specialization from Arizona State University, Tempe, Arizona.

Independent Directors - (cont'd) D. Fleet Wallace has served as a director of our company since April 2002. He is a Principal and Co-Founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in October 2004. Mr. Wallace also serves as a Principal of Greystone Capital Management, LLC, formed in September 2001, and helps manage Greystone Fund, L.P., a professionally managed opportunity fund invested primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. From April 1998 to August 2001, Mr. Wallace served as Corporate Counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia. Mr. Wallace is also a director of NNN Realty Advisors and also serves as a director of T REIT, Inc. Mr. Wallace received a B.A. degree in History and a J.D. degree from the University of Virginia.

G REIT, Inc. Liquidation Update January 13, 2006 - Proxy statement filed with the SEC February 27, 2006 - Plan of liquidation approved by stockholders July 18, 2006 - first property sold in liquidation; 600 B St. (Comerica) located in San Diego, CA sold for $95.5 million

G REIT, Inc. Liquidation Update - (cont'd) Estimated Net Liquidation Value as of March 31, 2007: Per Share: $10.99 Total: $482.7 Million Estimated Net Liquidation Value Range per Liquidation Proxy: Per Share: $10.31 - $11.50 Total: $452.8 Million - $504.9 Million Special Liquidating Distributions to Date: October 2006 - $171,289,000, or $3.90/share April 2007 - $131,761,000, or $3.00/share

Plan of Liquidation Status 13 properties sold to date (3 in 1st quarter of 2007 & 10 during 2006) Sold for a total of $674.7 million December 31, 2005 estimated liquidation value was $624.1 million Represents an increase of $50.6 million

3 properties under contract & expected to close in June 2007 Expected to sell for a total of $64.8 million December 31, 2005 estimated liquidation value was $61.7 million Represents an increase of $3.1 million 9 properties remain to be sold Plan of Liquidation Status - (cont'd)

Properties Under Contract PSA with On Dow Avenue Partners, LLC executed March 16, 2007 $10,400,000 sales price expected to close in June 2007 Opus Plaza at Ken Caryl Littleton, Colorado

PSA with Younan Properties, Inc. executed May 11, 2007 $17,750,000 sales price expected to close in June 2007 North Belt Corporate Center Houston, Texas Properties Under Contract - (cont'd)

PSA to sell to tenant in common investors managed by Triple Net Properties, LLC executed on May 16, 2007 $37,000,000 sales price expected to close in June 2007 824 Market Street Wilmington, Delaware Properties Under Contract - (cont'd)

Remaining Properties to be Sold: Bay View Plaza - Alameda, California North Pointe - Sacramento, California Sutter Square - Sacramento, California Madrona - Torrance, California Pacific Place - Dallas, Texas Western Place I & II - Fort Worth, Texas Pax River - Lexington Park, Maryland Eaton Freeway - Phoenix, Arizona Congress Center - Chicago, Illinois

Questions & Answers